                                                                 EXHIBIT 5

            [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]





                                February 4, 1999

Enterprise Software, Inc.
38705 Seven Mile Road
Livonia, Michigan 48152

Gentlemen:

         With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") by Enterprise Software, Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 540,000 shares of the common stock, $.001 par value, of the Company (the "Registered Shares") that may be acquired upon exercise of options granted under the Enterprise Software, Inc. 1998 Employee Stock Option Plan (the "Plan") (which Registered Shares may consist of shares already issued or newly issued shares), we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

         1. The Registered Shares have been legally authorized.

         2. When the Registration Statement has become effective and any newly issued Registered Shares have been acquired upon exercise of options granted under the Plan and payment of the exercise price therefor, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                 Very truly yours,

                                 MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                                 /s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.